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                                 MUTUAL RELEASE

     Release Agreement dated this ____ day of ________, 200_, by and between Michael P. Holtz ("MPH") and Arlington Hospitality, Inc. ("AHI").

                                    RECITALS

     WHEREAS, the parties have entered into an Omnibus Agreement of even date herewith ("Omnibus Agreement") which, among other things, formalizes the termination of the employment agreement dated April 7, 1995, as amended by four amendments, between the parties hereto ("Employment Agreement"); and

     WHEREAS, pursuant to the Omnibus Agreement, MPH has caused the formation of: (i) MPH Investments of Illinois, Inc. ("MPH-Illinois"), which has contracted to purchase the Freeport-AmeriHost Inn from Freeport IL 899, L.L.C. ("899") under the "Freeport Purchase Agreement"; and (ii) MPH Investments of Mississippi, Inc. ("MPH-Mississippi"), which has contracted to purchase the AmeriHost Inn & Suites Rainbow Hotel Casino-Vicksburg, Mississippi from AP Properties of Mississippi, Inc. ("APM"), under the "Vicksburg Purchase Agreement; and

     WHEREAS, APM, 899, MPH-Illinois and MPH-Mississippi have also entered into a Contingent Purchase Price Participation Agreement ("Participation Agreement") whereby the purchasers of the referenced properties have agreed to pay certain contingent purchase price amounts to the designated Sellers; and

     WHEREAS, the parties are desirous of entering into the release set forth herein simultaneous with and as a condition to the closing of the Omnibus Agreement, Participation Agreement, Freeport Purchase Agreement and Vicksburg Purchase Agreement.

     NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Release by MPH. MPH, on behalf of himself, his heirs, successors and assigns and on behalf of each of the Holtz Family Trust, MPH-Illinois and MPH-Mississippi (collectively, the "MPH Releasors"), jointly and severally, for and in consideration of the undertakings in the following Section 2 and other valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, do hereby and by these presents, for anyone claiming by or through or under any MPH Releasor, fully remise, release, acquit and forever discharge each of the AHI Releasors (as defined in Section 2 hereinafter) and each of the AHI Releasors' respective agents, attorneys-in-fact, heirs, estates, successors, assigns, members, trustees, employees, directors, officers and personal representatives, as well as any predecessor, successor, subsidiary or affiliated corporation or other entity, jointly and severally (individually and collectively, the "AHI Releasees") from and against (except as expressly noted in Section 3 below), any and all liability, claims, costs and damages of any manner or nature whatsoever from the beginning of time to the date hereof, including but not limited to any obligation under the Employment Agreement, which is hereby deemed terminated in all respects with no further obligations or liabilities thereunder from any of the AHI Releasees to any of the MPH Releasors.


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     2. Release by AHI. AHI on behalf of itself, its agents, subsidiaries, estates, executors, assigns, directors and officers (collectively, the "AHI Releasors") jointly and severally, for and in consideration of the undertakings of Section 1 and other valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, do hereby and by these presents, for anyone claiming by or through or under any AHI Releasor, fully remise, release and forever discharge each of the MPH Releasors and each of the MPH Releasors' respective agents, attorneys-in-fact, heirs, estates, successors, assigns, members, trustees, employees, directors, officers and personal representatives, as well as any predecessor, successor, subsidiary or affiliated corporation or other entity, jointly and severally (individually and collectively, the "MPH Releasees") from and against any and all liabilities, claims, costs and damages of any manner or nature whatsoever from the beginning of time to the date hereof (except as expressly noted in Section 3 below), including but not limited to any obligations under the Employment Agreement.

     3. Ongoing Obligations. Notwithstanding anything to the contrary contained in this Release:

          (a) the obligations of the respective parties with respect to each of the Omnibus Agreement, Participation Agreement, Freeport Purchase Agreement and Vicksburg Purchase Agreement shall remaining in full force and effect and nothing contained herein shall be deemed to reduce, diminish or release any of the obligations contained in said agreements; and

          (b) no release is being provided by the AHI Releasors to any of the MPH Releasees for any claim any of the AHI Releasors may have with respect to any action or inaction taken by MPH during the course of his employment by AHI, to the extent he would not be entitled to indemnification for such action or inaction by the applicable AHI Releasor under Delaware law.

     IN WITNESS WHEREOF, the undersigned have executed this Release effective as of the date first set forth above.

MPH:                                       AHI:

                                           ARLINGTON HOSPITALITY, INC.

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MICHAEL P. HOLTZ
                                           By:
                                               ---------------------------------
                                               James Dale, Secretary

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